UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 5, 2015
Date of Report (Date of earliest event reported)
  ________

NewStar Financial, Inc.
(Exact name of registrant as specified in its charter)
________

Delaware (State or other jurisdiction of incorporation)	001-33211 (Commission File Number)	54-2157878 (IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 848-2500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.
On May 5, 2015, NewStar Financial, Inc. (the “Company”) entered into the Loan and Servicing Agreement (the “Agreement”) by and among NewStar Warehouse Funding I LLC, as the borrower, the Company, as the originator and the collateral manager, Citibank, N.A. ("Citi"), as the administrative agent, U.S. Bank National Association, as the trustee and the custodian, and each of the lenders from time to time party to the Agreement, establishing a $175,000,000 revolving credit facility (the “Credit Facility”). Under the Credit Facility, the Company may borrow to partially fund eligible loan origination, subject to meeting eligibility criteria and maintaining or improving collateral quality tests and concentration limitations. Advances under the Credit Facility may be drawn, repaid and drawn again, subject to availability under a borrowing base. The Credit Facility provides for a reinvestment period of three years, followed by an amortization period of two years. The Credit Facility matures on May 5, 2020, [subject to early termination or extension as provided in the Agreement].
The Agreement provides for usual and customary events of default for credit facilities of this nature, including, but not limited to, nonpayment, breach of covenants, misrepresentations and bankruptcy. Upon an occurrence of an event of default, the administrative agent may foreclose upon and accelerate the maturity date of this facility, subject to certain grace and cure periods.
The Agreement also requires the borrower and the Company to comply with various financial and other covenants. In addition, the Agreement contains customary events of default and servicer defaults (subject to certain materiality thresholds and grace and cure periods) customary for transactions of this type.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

 Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

10.1
Loan and Servicing Agreement, dated as of May 5, 2015, by and among NewStar Warehouse Funding I LLC, NewStar Financial, Inc., Citibank, N.A., U.S. Bank National Association, and each of the lenders from time to time party to the Agreement. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.
Date:    May 11, 2015
By: /s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit

Number     Description

10.1
Loan and Servicing Agreement, dated as of May 5, 2015, by and among NewStar Warehouse Funding I LLC, NewStar Financial, Inc., Citibank, N.A., U.S. Bank National Association, and each of the lenders from time to time party to the Agreement. Filed herewith.